DECLARATION OF TRUST
                                  OF
                         SI FINANCING TRUST I

                  Declaration of Trust, dated as of April 25, 1996, between Salomon Inc, a Delaware corporation, as Sponsor, and Nazareth
A. Festekjian, Philip U. Tremmel, Marwan A. Marshi, Chemical Bank, a New York banking corporation and Chemical Bank Delaware, a Delaware banking corporation, not in their individual capacities but solely as Trustees. The Sponsor and the Trustees hereby agree as follows:

                  1. The trust created hereby shall be known as "SI Financing Trust I" (the "Trust"), in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

                  2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor.
It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State substantially in the form attached hereto or in such other form as the Trustees may approve.

                  3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to in the 1933 Act Registration Statement (as defined below). Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. However, notwithstanding the foregoing, all Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

                  4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement") including pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") including pre-effective or post-effective amendments to such

Registration Statement, relating to the registration of the Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; and (ii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "blue sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable. The Trustees further hereby ratify and approve all actions having previously been taken with respect to the foregoing. In the event that any filing referred to in clauses (i) or (ii) above is required by the rules and regulations of the Commission or state securities or blue sky laws, to be executed on behalf of the Trust by the Trustees, Nazareth A. Festekjian, Philip U. Tremmel and Marwan A. Marshi, in their capacities as Trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Chemical Bank and Chemical Bank Delaware, in their capacities as Trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission or state securities or blue sky laws. In connection with all of the foregoing, the Sponsor and each Trustee (other than Chemical Bank and Chemical Bank Delaware), solely in its capacity as Trustee of the Trust, hereby constitutes and appoints Bradley J. Gans and Arnold S. Olshin, and each of them, as his or its, as the case may be, true and lawful attorneys-in-fact, and agents, with full power of substitution and resubstitution, for the Sponsor or such Trustee or in the Sponsor's or such Trustee's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

                  5. This Declaration of Trust may be executed in one or more counterparts.

                  6. The number of Trustees initially shall be five (5) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than three (3); and provided, further that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign at any time upon  written notice to the Sponsor.

                  IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

                                   SALOMON INC,
                                   as Sponsor
                                    By:        /s/ Thomas W. Jasper
                                        ------------------------------
                                    Name:  Thomas W. Jasper
                                    Title:    Treasurer

                                            /s/ Nazareth A. Festekjian
                                    -----------------------------------
                                    Nazareth A. Festekjian,
                                    not in his individual capacity but solely
                                    as Trustee

                                             /s/ Philip U. Tremmel
                                    -------------------------------------
                                    Philip U. Tremmel,
                                    not in his individual capacity but solely
                                    as Trustee

                                            /s/ Marwan A. Marshi
                                    --------------------------------------
                                    Marwan A. Marshi,
                                    not in his individual capacity but solely
                                    as Trustee

                                    CHEMICAL BANK,
                                    not in its individual capacity but solely as Trustee

                                    By:        /s/ Glenn McKeever
                                        -------------------------------------
                                    Name:   Glenn McKeever
                                    Title:     Senior Trust Officer


                                    CHEMICAL BANK DELAWARE,
                                    not in its individual capacity but solely
                                    as Trustee
                                    By:     /s/ John J. Cashin
                                       -------------------------------------
                                    Name:   John J. Cashin
                                    Title:     Senior Trust Officer

                         CERTIFICATE OF TRUST
                                  OF
                         SI FINANCING TRUST I

                  This Certificate of Trust of SI Financing Trust I (the "Trust"), dated April 25, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. 3801 et seq.).

                  1. Name. The name of the business trust formed hereby is SI Financing Trust I.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chemical Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trustee
Administration Department.

                  3. Effective Date. This Certificate of Trust shall be effective as of its filing.

                  4. Counterparts. This Certificate may be executed in one or more counterparts.

                  IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                ----------------------------
                                Nazareth A. Festekjian,
                                as trustee



                                -----------------------------
                                Philip U. Tremmel,
                                as trustee



                                -----------------------------
                                Marwan A. Marshi,
                                as trustee

                                CHEMICAL BANK DELAWARE,
                                as trustee


                                By: -------------------------
                                Name:    John J. Cashin
                                Title:   Senior Trust Officer

                                CHEMICAL BANK,
                                as trustee


                                By: --------------------------
                                Name:    Glenn McKeever
                                Title:   Senior Trust Officer